Exhibit 99

[LOGO]                                                              News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214

                                        For further information, please contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

              COMMUNITY BANK SYSTEM INCREASES FIRST QUARTER EPS 13%

      Syracuse, N.Y. - April 20, 2005 - Community Bank System, Inc. (NYSE: CBU) generated a 19.5% increase in net income for the first quarter of 2005 as compared to the first quarter of 2004. The increase in earnings was driven by higher earning asset levels, improved asset quality, higher non-interest income, including securities gains, and lower acquisition expenses. These were partially offset by higher recurring operating expenses, a higher cost of funds, and a slightly higher effective tax rate. Diluted earnings per share for the first quarter of $0.43 were $0.05, or 13.2%, above the first quarter of 2004's level, on 1.6 million or 5.5% more weighted average shares outstanding. Cash earnings per share (which includes the after-tax effect of the amortization of intangible assets) were $0.47 versus $0.41 for the prior year's first quarter, an increase of 14.6%.

Sanford A. Belden, President and Chief Executive Officer, stated, "Our improved first quarter results were in line with our expectations. We are pleased with our continued positive trends in asset quality metrics, including historically low charge-off ratios and delinquency rates. While the flattening yield curve continues to exert pressure on net interest income generation, we have been able to continue to achieve growth from several of our important non-interest income sources."

Net interest income of $37.7 million in the first quarter of 2005 was up 4.9% over first quarter 2004's level of $36.0 million, primarily as a result of a $491 million increase in average earning assets. This increase was driven by the addition of the First Heritage loan and investment portfolios (May 2004), securities purchases, and organic loan growth, principally in our New York markets. The net interest margin of 4.34% decreased 33 basis points versus the same quarter of 2004. Excluding accretion on called securities, the net interest margin was 4.32%, down 27 basis points from first quarter 2004's level. Earning asset yields were down 15 basis points from the first quarter of 2004, while the cost of funds increased 19 basis points, due principally to the effect of the seven rate hikes (25 basis points each) from the Federal Reserve since last May.

Loan loss provision for the first quarter was $1.9 million, compared to $2.1 million in the first quarter of 2004, despite a $231.1 million increase in average loans. Net charge-off, delinquency, and non-performing loan ratios all showed improvement over 2004's first quarter.

Non-interest income (excluding securities gains) grew by $0.7 million, or 6.8%, over the first quarter of 2004, with a very strong performance from our employee benefits plan administration and consulting business. The Company also took advantage of market conditions in the quarter by selling certain securities in order to maximize their expected total return attributes and shorten the average life of the portfolio, generating a $0.03 per share (after-tax) gain.

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Operating expenses (excluding acquisition expenses) increased from $28.8 million in the first quarter of 2004 to $31.0 million in the current quarter, or 7.7% principally due to the additional day-to-day operating expenses from the First Heritage acquisition completed last May, and increases in salary and benefit costs at rates slightly above the consumer price index.

The company's effective income tax rate of 24.9% in the first quarter of 2005 was up from 24.0% in 2004 due principally to a lower proportion of tax-exempt income.

Financial Position

Average earning assets of $3.87 billion for the first quarter were down $22.6 million from the fourth quarter 2004, with an $18.0 million decrease in average loans (including an $8.0 million loan payoff on one Pennsylvania business lending relationship) and a $4.6 million decrease in investments. Average earning assets were up $491.4 million from March 31, 2004, with loans increasing $231.1 million and investments increasing $260.3 million. Deposits increased $48.0 million for the quarter, and included some seasonal increases from municipal depositors. Borrowings were down $65.6 million, or 7.1%, from the end of 2004.

Asset Quality

As of March 31, 2005, the Company's non-performing loan ratio was 0.63%, compared to 0.66% a year ago, and an historically low 0.55% at year-end 2004. The delinquency ratio improved from 1.65% and 1.45% at March 31, 2004, and December 31, 2004, respectively, to 1.35% at March 31, 2005. The first quarter's net charge-off ratio was 0.30%, compared to 0.44% in the first quarter of 2004, and 0.49% in the fourth quarter of 2004. The ratio of allowance for loan losses to total loans at quarter-end was 1.37%, compared to 1.35% at December 31, 2004 and 1.37% at March 31, 2004. This improved asset quality profile is the result of the Company's enhanced credit risk management programs and continued emphasis on disciplined underwriting standards.

Other Matters

In December 2004, the Board of Directors authorized a stock repurchase program to acquire up to 500,000 common shares, or approximately 1.6% of total outstanding shares, over the course of the ensuing twelve months for general corporate purposes. During the first quarter of 2005, the Company acquired the 500,000 shares authorized at a total cost of $11.9 million.

In April 2005, the Board of Directors authorized a stock repurchase program to acquire up to 1.5 million common shares, or approximately 5.0% of total outstanding shares, over the course of the ensuing twenty months (through December 31, 2006) for general corporate purposes.

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (ET) on Thursday, April 21, 2005, to discuss the above results at 1-866-453-5550 (access code 7769521). An audio recording will be available one hour after the call until December 31, 2005, and may be accessed at 1-866-453-6660 (access code 160106). Investors may also listen to the call live via the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventdetails&c=95653&eventid=
1044017

This webcast will be available on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations/News & Media section of the company's website at:
www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. CBU's wholly-owned banking subsidiary has $4.4 billion in assets and 130 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it operates as First Liberty Bank & Trust. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.

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Summary of Financial Data
(Dollars in thousands, except per share data)

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                                                                  2005                                2004
                                                                --------------------------------------------------------------------
                                                                1st Qtr        4th Qtr        3rd Qtr       2nd Qtr       1st Qtr
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
Earnings
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Interest income                                                 $55,223       $ 55,515        $55,223       $52,136       $49,921
Interest expense                                                 17,521         16,940         16,166        14,679        13,967
  Net interest income                                            37,702         38,575         39,057        37,457        35,954
Provision for loan losses                                         1,875          2,100          2,300         2,300         2,050
  Net interest income after provision for loan losses            35,827         36,475         36,757        35,157        33,904
Deposit service fees                                              6,077          6,488          6,756         6,181         5,776
Other banking services                                              525            372          1,135           266           658
Trust, investment and asset management fees                       1,731          1,744          1,935         2,062         1,702
Benefit plan administration, consulting and actuarial fees        2,900          2,301          2,338         2,275         2,384
Investment securities (losses) gains, net                         1,726            (73)             0           135            10
  Total non-interest income                                      12,959         10,832         12,164        10,919        10,530
Salaries, employee benefits and professional fees                17,367         16,557         16,642        16,362        16,164
Occupancy and equipment and furniture                             5,166          4,668          4,713         4,650         4,782
Amortization of intangible assets                                 1,984          2,013          2,003         1,759         1,639
Other                                                             6,473          6,934          6,515         6,593         6,201
Acquisition expenses                                                 41            270             53           411           970
  Total operating expenses                                       31,031         30,442         29,926        29,775        29,756
Income before income taxes                                       17,755         16,865         18,995        16,301        14,678
Income taxes                                                      4,421          4,199          4,761         4,160         3,523
     Net income                                                 $13,334       $ 12,666        $14,234       $12,141       $11,155
Basic earnings per share                                        $  0.44       $   0.41        $  0.47       $  0.41       $  0.39
Diluted earnings per share                                      $  0.43       $   0.40        $  0.45       $  0.40       $  0.38
Diluted earnings per share-cash (1)                             $  0.47       $   0.44        $  0.49       $  0.43       $  0.41
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Profitability
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Return on assets                                                   1.23%          1.15%          1.29%         1.18%         1.17%
Return on equity                                                  11.47%         10.75%         12.53%        11.34%        10.92%
Non-interest income/operating income (FTE)                         23.8%          20.4%          22.1%         21.0%         21.1%
Efficiency ratio (2)                                               55.0%          52.9%          50.7%         53.2%         54.5%
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Components of Net Interest Margin (FTE)
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Loan yield                                                         6.16%          6.09%          5.95%         6.04%         6.21%
Investment yield                                                   6.20%          6.00%          6.06%         6.19%         6.53%
Earning asset yield                                                6.18%          6.05%          6.00%         6.10%         6.33%
Interest bearing deposit rate                                      1.56%          1.49%          1.45%         1.48%         1.56%
Short-term borrowing rate                                          2.72%          2.22%          1.67%         1.23%         1.27%
Long-term borrowing rate                                           5.00%          4.92%          4.88%         5.22%         6.26%
Cost of all interest bearing funds                                 2.18%          2.06%          1.94%         1.90%         1.97%
Cost of funds (includes DDA)                                       1.85%          1.75%          1.65%         1.61%         1.66%
Net interest margin (FTE)                                          4.34%          4.32%          4.35%         4.49%         4.67%
Fully tax-equivalent adjustment                                 $ 3,777       $  3,754        $ 3,793       $ 3,626       $ 3,335
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

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
                                                             -----------------------------------------------------------------------
                                                                   2005                                2004
                                                             -----------------------------------------------------------------------
                                                                  1st Qtr        4th Qtr       3rd Qtr       2nd Qtr       1st Qtr
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
Average Balances
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Loans                                                           $2,342,467     $2,360,493    $2,362,596    $2,222,827    $2,111,388
Taxable investment securities                                      972,962        991,687     1,006,893       949,099       817,503
Non-taxable investment securities                                  557,796        543,672       546,395       506,950       452,935
  Total interest-earning assets                                  3,873,225      3,895,852     3,915,884     3,678,876     3,381,826
Total assets                                                     4,380,012      4,397,549     4,398,260     4,145,955     3,841,103
Interest-bearing deposits                                        2,381,332      2,354,817     2,363,032     2,320,030     2,227,978
Short-term borrowings                                              436,180        482,930       512,074       416,767       356,163
Long-term borrowings                                               439,244        439,345       439,423       376,350       270,479
  Total interest-bearing liabilities                             3,256,756      3,277,092     3,314,529     3,113,147     2,854,620
Shareholders' equity                                            $  471,576     $  468,799    $  451,799    $  430,660    $  410,816
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Balance Sheet Data
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Cash and cash equivalents                                       $  135,040     $  118,345    $  122,329    $  101,410    $   79,373
Investment securities                                            1,554,829      1,584,339     1,604,968     1,584,353     1,347,590
Loans:
  Consumer mortgage                                                801,923        801,412       793,120       780,550       743,699
  Business lending                                                 816,616        831,244       847,844       853,034       673,812
  Consumer direct and indirect                                     715,856        725,837       732,787       713,151       687,904
     Total loans                                                 2,334,395      2,358,493     2,373,751     2,346,735     2,105,415
Allowance for loan losses                                           31,898         31,778        32,609        32,040        28,821
Intangible assets                                                  230,521        232,500       228,744       230,783       194,820
Other assets                                                       131,765        131,932       127,371       126,513       124,259
     Total assets                                                4,354,652      4,393,831     4,424,554     4,357,754     3,822,636
Deposits                                                         2,976,953      2,928,978     2,919,088     2,934,933     2,740,933
Borrowings                                                         774,476        840,065       891,154       852,850       512,072
Subordinated debt held by unconsolidated subsidiary trusts          80,460         80,446        80,432        80,418        80,404
Other liabilities                                                   62,337         69,714        66,679        48,156        66,204
  Total liabilities                                              3,894,226      3,919,203     3,957,353     3,916,357     3,399,613
Shareholders' equity                                               460,426        474,628       467,201       441,397       423,023
  Total liabilities and shareholders' equity                     4,354,652      4,393,831     4,424,554     4,357,754     3,822,636
Assets under management or administration                       $2,131,143     $2,101,936    $1,952,982    $1,936,063    $1,863,601
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Capital
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Tier 1 leverage ratio                                                 6.83%          6.94%         6.72%         7.01%         7.19%
Tangible equity / tangible assets                                     5.57%          5.82%         5.68%         5.10%         6.29%
Accumulated other comprehensive income                          $   21,709     $   34,200    $   38,000    $   16,287    $   47,584
Diluted weighted average common shares outstanding                  31,192         31,500        31,545        30,670        29,557
Period end common shares outstanding                                30,322         30,642        30,554        30,617        28,560
Cash dividends declared per common share                        $     0.18     $     0.18    $     0.18    $     0.16    $     0.16
Book value                                                           15.18          15.49         15.29         14.42         14.81
Tangible book value                                                   7.58           7.90          7.80          6.88          7.99
Common stock price (end of period)                                   22.91          28.25         25.13         22.79         23.14
Total shareholders return - trailing 12 months                         1.9%          18.5%         17.6%         23.2%         51.3%
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

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
                                                      ------------------------------------------------------------------
                                                        2005                               2004
                                                      ------------------------------------------------------------------
                                                       1st Qtr      4th Qtr        3rd Qtr      2nd Qtr       1st Qtr
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
Asset Quality
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Non-accrual loans                                      $13,432       $11,798       $13,511       $11,142       $12,499
Accruing loans 90+ days delinquent                       1,254         1,158         1,808         1,234         1,462
Restructured loans                                           0             0           806           856            27
  Total non-performing loans                            14,686        12,956        16,125        13,232        13,988
Other real estate owned (OREO)                           1,444         1,645           734         1,044         1,014
     Total non-performing assets                        16,130        14,601        16,859        14,276        15,002
Net charge-offs                                        $ 1,755       $ 2,931       $ 1,731       $ 1,438       $ 2,324
Loan loss allowance/loans outstanding                     1.37%         1.35%         1.37%         1.37%         1.37%
Non-performing loans/loans outstanding                    0.63%         0.55%         0.68%         0.56%         0.66%
Loan loss allowance/non-performing loans                   217%          245%          202%          242%          206%
Net charge-offs/average loans                             0.30%         0.49%         0.29%         0.26%         0.44%
Loan loss provision/net charge-offs                        107%           72%          133%          160%           88%
Non-performing assets/loans outstanding plus OREO         0.69%         0.62%         0.71%         0.61%         0.71%
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

(1) Cash earnings excludes the after-tax effect of amortization of intangible assets.

(2) Excludes intangible amortization, acquisition expenses, results of securities transactions and debt restructuring activities